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                 ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF
                                  PENNSYLVANIA







                                    IDT, INC.


         This Certifies that SPECIMEN is the registered holder of the common stock of IDT, Inc., fully paid and nonassessable shares transferable only on the books of the Corporation by the holder hereof in person or by Attorneys upon surrender of this Certificate properly endorsed.

                  IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of ____________ A.D. 19__


                  T.J. Feola, Secretary             Glenn Keeling, President





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FOR VALUE RECEIVED, ____ HEREBY SELF ASSIGN AND TRANSFER UNTO
________________________________________________________SHARES REPRESENTED BY
THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________________________________ATTORNEY TO TRANSFER THE SAID
SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

         DATED:________________ 19__

         IN PRESENCE OF             ________________________________